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                                                                     EXHIBIT 2.4

                       CERTIFICATE OF OWNERSHIP AND MERGER
               MERGING KCC DELAWARE COMPANY INTO GIANT GROUP, LTD.

                     (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)

GIANT GROUP, LTD. a Delaware corporation (the "Corporation"), does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of KCC DELAWARE COMPANY, a Delaware corporation.

THIRD: That the Corporation, by the resolutions of its Board of Directors (see
Exhibit 2.4.1), which are duly adopted by unanimous written consent pursuant to
Section 141(f) of the Delaware General Corporation Law dated December 17, 2002, determined to merge into itself KCC DELAWARE COMPANY on the conditions set forth in such resolutions.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer, this 17th day of December 2002.


GIANT GROUP, LTD.


By: /s/ Burt Sugarman
   --------------------
Name:  Burt Sugarman
Title: Chief Executive Officer


By: /s/ Pasquale A. Ambrogio
   ---------------------------
Name:  Pasquale A. Ambrogio
Title: Chief Financial Officer